Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

CUSTODIAN: Northern Trust

Country	Subcustodian Name	City
Argentina	Citibank NA	Bartolome Mitre 502/30 (C1036AAJ) Buenos Aires Argentina
Australia	HSBC Bank Australia Limited	HSBC Custody and Clearing Level 13, 580 George Street Sydney, NSW 2000 Australia
Austria	UniCredit Bank Austria A.G	Custody Department 3 Julius Tandler Platz A-1090 Vienna Austria
Bahrain	HSBC Bank Middle East Limited	Custody & Clearing Dept, 2nd floor, Building No: 2505, Road No: 2832, Al Seef 428, Kingdom of Bahrain
Bangladesh	Standard Chartered Bank	18-20 Motijheel Commercial Area Dhaka - 1000 Bangladesh
Belgium	ING Belgium SA/NV	Cours Saint-Michel 60 1040 Brussels Belgium
Bermuda	The Bank of Bermuda Limited	Bank of Bermuda Building 6 Front Street Hamilton HM11 Bermuda
Bosnia and Herzegovina	Raiffeisenzentralbank Osterreich AG	Am Stadtpark 9 1030 Vienna Austria
Botswana	Barclays Bank of Botswana Limited	Barclays House Khama Crescent PO Box 478 Gaborone Botswana
Brazil	Citibank NA	Citibank N.A. Sao Paulo Av Paulista 1111 12th Floor Sao Paulo SP 01311-920 Brazil
Bulgaria	ING Bank NV	12 Emil Bersinki Street Ivan Vazov Region 1408 Sofia Bulgaria
Canada	The Northern Trust Company	155 Wellington Street West Toronto, Ontario, Canada M5V 3L3
Chile	Banco de Chile	Avda. Andres Bello 2687 3rd and 5th Floors Santiago Chile
China A Share	HSBC Bank (China) Company Limited	33 Floor, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong, Shanghai, China (200120)
China B Share	HSBC Bank (China) Company Limited	33 Floor, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong, Shanghai, China (200120)
Colombia	Cititrust Colombia	Carrera 9A No. 99-02 First Floor Santafe de Bogota D.C. Colombia
Croatia	Bank Austria Creditanstalt AG	Custody Department 3 Julius Tandler Platz A-1090 Vienna Austria
Cyprus	Citibank International plc	8 Othonos Street - 4th floor, Athens 10557, Greece
Czech Republic	UniCredit Bank Czech Republic a.s.	Revolucni 7 110 05 Prague Czech Republic
Denmark	Nordea Bank Danmark A/S	Helgeshoj Alle 33 Hoje Taastrup DK-2630 Taastrup Denmark
Egypt	Citibank NA	8 Ahmed Pasha Street Garden City Cairo Egypt
Estonia	Swedbank AS	Liivalaia 8 15040 Tallinn Estonia
Finland	Nordea Bank Finland PLC	Aleksis Kiven Katu 3-5 Helsinki FIN-00020
France	BNP Paribas Securities Services SA	66 Rue de la Victoire 75009 Paris France
Germany	Deutsche Bank AG	Taunusanlage 12 60262 Frankfurt am Main Germany Visiting address: Domestic Custody Services Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn Germany
Ghana	Barclays Bank of Ghana Limited	Barclays House High Street PO Box 2949 Accra Ghana
Greece	Citibank International PLC	8 Othonos Street 4th Floor 10557 Athens Greece
Hong Kong	The Hongkong & Shanghai Banking Corporation Limited	Custody and Clearing HSBC Securities Services 5/F Tower 1 HSBC Centre 1 Sham Mong Road Kowloon Hong Kong
Hungary	UniCredit Bank Hungary Zrt	Szabadsag ter 5-6, HU-1054, Budapest, Hungary
Iceland	NBI hf	Custody Division Eignarstyringarsvid Hafnarstraeti 5 IS-155 Reykjavik Iceland
India	Citibank NA	3rd Floor, "TRENT HOUSE", G Block, Plot No.60, Bandra Kurla Complex, Bandra - East Mumbai 400051 India
Indonesia	Standard Chartered Bank	Menara Standard Chartered 5th Floor Jl. Prof. Dr. Satrio No. 164 Jakarta 12930 Indonesia
Ireland	The Northern Trust Company, London	50 Bank Street, Canary Wharf London E145NT United Kingdom
Israel	Bank Leumi Le-Israel BM	24-32 Yehuda Halevi Street Tel-Aviv Israel
Italy	BNP Paribas Securities Services	Via Ansperto 5 20123 Milan Italy
Japan	The Hongkong & Shanghai Banking Corporation Limited	Custody and Clearing 6F HSBC Building 11-1 Nihonbashi 3-chome Chuo-Ku Tokyo Japan 103-0027
Jordan	HSBC Bank Middle East Limited	PO Box 925286 5th Circle Amman 11190 Jordan
Kazakhstan	HSBC Bank Kazakhstan JSC	43 Dostyk Avenue Almaty 480021 Republic of Kazakhstan
Kenya	Barclays Bank of Kenya Limited	Mezzanine 3 Barclays Plaza Loita Street PO Box 40984 Nairobi Kenya
Kuwait	HSBC Bank Middle East Limited	Kuwait City, Qibla Area, Hamad Al-Saqr Street, Kharafi Tower, G/1/2 Floors, PO Box 1683, Safat 13017, Kuwait
Latvia	Swedbank AS	Balasta dambis la Riga LV-1048 Latvia
Lebanon	HSBC Bank Middle East Limited	PO Box 11-1380 Riad El Solh Beirut 1107 2080
Lithuania	SEB Bankas	Gedimino pr. 12 lt-2600 Vilnius Lithuania
Luxembourg	ING Belgium SA/NV	Cours Saint-Michel 60 1040 Brussels Belgium
Malaysia	HSBC Bank Malaysia Berhad	Custody and Clearing 3rd Floor, HSBC Building No.2 Leboh Ampang 50100 Kuala Lumpur Malaysia
Malta	HSBC Bank Malta PLC	Custody Unit 233 Republic Street Valletta VLT 1116 Malta
Mauritius	The Hongkong & Shanghai Banking Corporation Limited	5th floor Les Cascades Building Edith Cavell Street Port Louis Mauritius
Mexico	Banco Nacional de Mexico SA	WWSS Division Act.Roberto Medellin 800 3er Piso Norte Colonia Santa Fe Mexico D.F. 01210
Morocco	Societe Generale Marocaines de Banques	55 Boulevard Abdelmoumen 20100, Casablanca Morocco
Namibia	Standard Bank Namibia Limited	Standard Bank Center Corner Werner List Street and Postal Street Mall - 2nd Floor Windhoek Namibia
Netherlands	Fortis Bank (Nederland) NV	Rokin 55 Postbus 243 1000 AE Amsterdam Netherlands
New Zealand	The Hongkong and Shanghai Banking Corporation	HSBC House, Level 9 1 Queen Street, Auckland New Zealand
Nigeria	Stanbic IBTC Bank Plc	PHYSICAL ADDRESS: IBTC Place Walter Carrington Crescent Victoria Island Lagos Nigeria POSTAL ADDRESS: PO Box 54746 Falomo Ikoyi Nigeria
Norway	Nordea Bank Norge ASA	Middelthuns gt.17 Oslo Norway
Oman	HSBC Bank Middle East Limited	BBME Building Greater Muttrah Ruwi PO Box 240 Muscat Sultande of Oman
Pakistan	Citibank NA	AWT Plaza 1.1 Chundrigar Road PO Box 4889 Karachi Pakistan 74200
Palestine	HSBC Bank Middle East Limited	PO Box 2067 Ramallah Palestine
Peru	Citibank del Peru SA	WWSS - 3 er Piso Av. Canaval y Moreyra#480 San Isidro Lima 27 - Peru
Philippines	The Hongkong & Shanghai Banking Corporation Limited	7/F HSBC Centre 3058 Fifth Avenue West Bonifacio Global City Taguig City 1634 Philippines
Poland	Bank Polska Kasa Opieki SA	53/57 Grzybowska Str 00-950 Warsaw Poland
Portugal	Santander Totta	Rua Augusta 237-1 1100-051 Lisbon Portugal
Qatar	HSBC Bank Middle East Limited	3rd Floor, Ali Bin Ali Building, Al Matar Street #950, BLDG 150, Ummoglina, Area 27, Doha, Qatar
Republic of Korea	The Hongkong & Shanghai Banking Corporation Limited	5/F HSBC Building #25 Bongrae-dong 1-ga Chung-ku Seoul South Korea C.P.O. Box 6910
Romania	ING Bank NV	ING Bank N.V. Bucharest Branch 11-13 Av Kiseleff PO Box 2-208 Bucharest Romania
Russia	ING Bank (Eurasia) ZAO	Krasnoproletarskaya Street 36 127473 Moscow Russian Federation
Saudi Arabia	SABB Securities Limited	King Abdullah Road, Riyadh 11413, Saudi Arabia
Serbia	UniCredit Bank Serbia JSC	Rajiceva 27-29 CS-11000 Belgrade Serbia
Singapore	DBS Bank Limited	60 Alexandra Terrace #05-27 The Comtech Singapore 118502
Slovak Republic	ING Bank NV Bratislava Branch	Jesenskeho 4/C 811 022 Bratislava Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d.	Wolfova 1 SI-1000 Ljubljana Slovenia
South Africa	Standard Bank of South Africa Limited	Financial Asset Services Division 25 Sauer Street Johannesburg 2000 South Africa
Spain	BNP Paribas Securities Services SA	C/Ribera del Loira 28 3rd Floor 28042 Madrid Spain
Sri Lanka	Standard Chartered Bank	Standard Chartered Bank, Securities Services Unit, 37, York Street, Colombo1, Sri Lanka
Swaziland	Standard Bank Swaziland Limited	Swazi Plaza Mbabane Swaziland
Sweden	Skandinaviska Enskilda Banken AB (Publ)	Rissneleden 110 Stockholm Sweden
Switzerland	UBS AG	Badenerstrasse 574 PO Box CH-8098 Zurich Switzerland
Taiwan	Bank of Taiwan	49 Wu Chang Street Sec. 1 Taipei 100 Taiwan Republic of China
Thailand	Citibank NA	Securities and Fund Services, Citibank, N.A. Bangkok 399 Interchange Building, Sukhumvit Road, Klongtoey Nua, Wattana District, Bangkok, 10110 Thailand
Trinidad & Tobago	Republic Bank	9-17 Park Street Port of Spain Repubic of Trinidad and Tobago
Tunisia	Banque Internationale Arabe de Tunisie	70-72 avenue Habib Bourguiba 1000 Tunis Tunisia
Turkey	Deutsche Bank AS	Tekfen Tower Eski Buyukdere Caddesi No.209 34394 Levent Istanbul Turkey
UAE - ADX	HSBC Bank Middle East Limited	Precinct Building 4 Unit 5 Gate District PO Box 506553 DIFC, Dubai
UAE - DFM	HSBC Bank Middle East Limited	Precinct Building 4, Unit 5, Gate District, PO Box 506553, Dubai
UAE - NASDAQ Dubai	HSBC Bank Middle East Limited	Precinct Building 4, Unit 5, Gate District, PO Box 506553, Dubai
Uganda	Barclays Bank of Uganda Limited	Barclays House Plot 4 Hannington Road PO Box 2971 Kampala Uganda
UK	The Northern Trust Company, London	50 Bank Street Canary Wharf London E145NT United Kingdom
Ukraine	ING Bank Ukraine	30-A Spaska Street 04070 Kiev Ukraine
United States	The Northern Trust Company	50 South La Salle Street Chicago IL 60675 USA
Uruguay	Banco Itau Uruguay SA	Zabala 1463 11000 Montevideo Uruguay
Venezuela	Citibank NA	WWSS Avda. Casanova Centro Comercial El Recro Torre Norte Piso 18 Caracas Venezuela
Vietnam	HSBC Bank (Vietnam) Ltd	The Metropolitan 235 Dong Khoi Street District 1 Ho Chi Minh City Vietnam
Zambia	Barclays Bank of Zambia Limited	Kafue House Cairo Road PO Box 31936 Lusaka Zambia